Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use, in the Registration Statement of Entourage Mining Ltd. on Form S-8 relating to the registration of 1,600,000 common shares to be issued pursuant to the Entourage Mining Ltd. Stock Option Plan of our Auditors' Report, dated February 6, 2003, on the balance sheets of Entourage Mining Ltd. as at December 31, 2002 and 2001, and the related statements of operations, cash flows, and stockholders' equity for the years ended December 31, 2002, 2001 and 2000.

Vancouver, Canada	/s/ Morgan & Company
March 12, 2004	Chartered Accountants